UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2010

Marathon Oil Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2010, Marathon Oil Corporation announced that Pierre R. Brondeau has been elected as a member of the Board of Directors of the Corporation, effective January 1, 2011.  At this time, no determination has been made with respect to committee appointments or related person transactions for Mr. Brondeau.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2010, the Board of Directors of Marathon Oil Corporation, acting upon the recommendation of its Corporate Governance and Nominating Committee, approved and adopted amendments to the Corporation’s by-laws which change the mandatory retirement date for directors. The former provision provided that directors were required to retire from the board on the last day of the month in which such director attains the age of 72, except that a former chief executive officer of the Corporation was required to retire from the board on the last day of the month during which the age of 70 is attained.  The new provision provides that directors are required to retire from the board on the last day of the annual stockholder election term during which such director attains the age of 72, except that a former chief executive officer of the Corporation shall not serve beyond the last day of the annual stockholder election term during which the age of 70 is attained.  The foregoing is a summary of the Amended and Restated By-Laws, a copy of which is included as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1           Marathon Oil Corporation By-Laws, effective October 27, 2010.
99.1           Press Release dated October 27, 2010, as corrected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

October 29, 2010	By:	/s/ Michael K. Stewart
Name: Michael K. Stewart
Title: Vice President, Accounting and Controller

Exhibit Index

Exhibit No.	Description

3.1	Marathon Oil Corporation By-Laws, effective October 27, 2010.
99.1	Press Release dated October 27, 2010, as corrected.